UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

GLOBAL WHOLEHEALTH PARTNERS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-56035	46-2316220
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1402 N. El Camino Real San Clemente, CA	92672
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (714) 392-9752

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

On February 17, 2022, the Securities and Exchange Commission filed a lawsuit in the federal district court for the Southern District of California, charging the Company, CEO Charles Strongo, and four stock promoters with violations of section 10(b) of the Securities Exchange Act of 1934 and section 17(a) of the Securities Act of 1933.  The SEC’s complaint seeks injunctive relief, disgorgement of funds allegedly received from illegal conduct plus pre-judgment interest, and the civil penalties. On the same day, the US Attorney’s Office for the Southern District of California announced the unsealing of an indictment charging Mr. Strongo and the promoters with conspiring to manipulate the market for the Company’s in an alleged “pump-and-dump” scheme through allegedly false and misleading statements in press releases and SEC filings concerning the Company’s emergency use authorization submissions to the Food and Drug Administration for COVID-19 tests.  Mr. Strongo adamantly denies the allegations and has entered a plea of not guilty to the charges.  The Company has reviewed the court filings and determined that Mr. Strongo did not sell any Company stock during the relevant time period. The Company reaffirms its confidence in Mr. Strongo and intends to work with him in defense of the SEC action.  Copies of the civil and criminal charging documents are attached hereto as Exhibit 99.1.

Section 9 – Financial Statement and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document	Location
99.1	Copies of the civil and criminal charging documents	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WHOLEHEALTH PARTNERS CORPORATION (Registrant)
Date: May 9, 2022	By: /s/ Charles Strongo Charles Strongo Chief Executive Officer

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